CONTINUING UNCONDITIONAL GUARANTY
                                    OF
                              THOMAS W. ITIN


      WHEREAS, WILLIAMS CONTROLS, INC. a Delaware corporation, AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, AJAY LEISURE PRODUCTS, INC., a Delaware corporation, AGROTEC WILLIAMS, INC., a Delaware corporation, APTEK WILLIAMS, INC., a Delaware corporation, GEOFOCUS, INC., a Florida corporation, HARDEE WILLIAMS, INC., a Delaware corporation, KENCO/WILLIAMS, INC., a Delaware corporation, NESC WILLIAMS, INC., a Delaware corporation, PREMIER PLASTIC TECHNOLOGIES, INC., a Delaware corporation, WACCAMAW WHEEL WILLIAMS, INC., a Delaware corporation, WILLIAMS CONTROLS INDUSTRIES, INC., a Delaware corporation, WILLIAMS TECHNOLOGIES, INC., a Delaware corporation, WILLIAMS WORLD TRADE, INC., a Delaware corporation, WILLIAMS AUTOMOTIVE, INC., a Delaware corporation, TECHWOOD WILLIAMS, INC., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), have entered into that certain Credit Agreement, dated as of July 11, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement") with Wells Fargo Bank, National Association ("Bank") (capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement); and

      WHEREAS, Thomas W. Itin ("Guarantor") is a significant shareholder of Williams Parent and Ajay Parent and will derive direct and indirect economic benefit from the Loans and the Letters of Credit; and

      WHEREAS, Bank requires that Guarantor execute and deliver this Guaranty Agreement as a condition to Bank entering into the Credit Agreement; and

      WHEREAS, all capitalized terms used herein and not defined herein shall have the meaning attributed to them in the Credit Agreement;

      NOW, THEREFORE, to induce Bank to enter into the Credit Agreement and make Loans and issue Letters of Credit, Guarantor hereby agrees as follows:

      SECTION 1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, all Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, reasonable attorneys' fees and expenses, whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) reasonably incurred by Bank in enforcing any rights under this Guaranty Agreement. This guaranty is an absolute guaranty of payment and not a guaranty of collection.

      SECTION 2. Guaranty Absolute. Guarantor guaranties that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of Guarantor under this Guaranty Agreement shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of any provision of any Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

           (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, any of the Loan Documents;

          (iii) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

           (iv) the absence of (A) any attempt to collect any of the Obligations from Borrowers or from any other guarantor or (B) any other action to enforce the same or the election of any remedy by Bank;

            (v) any waiver, consent, extension, forbearance or granting of any indulgence by Bank with respect to any provision of any Loan Document;

           (vi) the election by Bank in any proceeding under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") of the application of section 1111(b)(2) of the Bankruptcy Code;

          (vii) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code;

         (viii) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of Bank for payment of any of the Obligations; or

           (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

      SECTION 3. Waiver. (a) Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty Agreement (other than demand for payment hereunder by Bank), (B) any requirement that Bank protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against Borrowers or any other Person or any security for any of the Obligations, (C) the filing of any claim with a court in the event of receivership or bankruptcy of Borrower, (D) protest or notice with respect to nonpayment of all or any of the Obligations and (E) all demands whatsoever (and any requirement that same be made on Borrower as a condition precedent to Guarantor's obligations hereunder) other than demand for payment hereunder by Bank; and (ii) covenants and agrees that this Guaranty Agreement will not be discharged except by complete payment, in cash, of the Obligations and all other obligations of Guarantor contained herein.

      (b) If, in the good faith exercise of any of its rights and remedies, Bank forfeits any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Bank and waives any claim based upon such action. Any election of remedies which results from such exercise of rights and remedies in the denial or impairment of the right of Bank to seek a deficiency judgment against Borrower shall not impair the obligation of Guarantor to pay the full amount of the Obligations or any other obligation of Guarantor contained herein.

      (c) Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing, if, after the occurrence and during the continuance of an Event of Default, Bank is prevented by applicable law from exercising its rights to accelerate the maturity of the Obligations, to collect interest on the Obligations, to enforce or exercise any other right or remedy with respect to the Obligations, or to take action to realize on any security for any of the Obligations, subject to the limitations set forth herein, Guarantor agrees to pay to the Bank, upon demand therefor, the amount that would otherwise have been due and payable from Borrowers had such rights and remedies been permitted to be exercised by Bank.

      (d) Guarantor hereby assumes responsibility for keeping himself informed of the financial condition of Borrowers and of each other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, that diligent inquiry would reveal. Guarantor hereby agrees that Bank shall have no duty to advise Guarantor of information known to Bank regarding such condition or any such circumstance. If Bank in its sole discretion undertakes at any time or from time to time to provide any such information to Guarantor, Bank shall be under no obligation (i) to undertake any investigation, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, Bank wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to Guarantor.

      (e) Guarantor consents and agrees that Bank shall be under no obligation to marshal any assets in favor of Guarantor or otherwise in connection with obtaining payment of any or all of the Obligations from any Person or source.

      (f) Until all the Obligations and all obligations of Guarantor contained herein have been fully paid, in cash, and performed, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower or any other Person, and waives any benefit of, or any right to participate in, any security for any of the Obligations now or hereafter held by Bank.

      SECTION 4. Amendments, Etc. No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 5. Notices. All notices, requests and demands which a party is required or may desire to give to the other party under this Guaranty Agreement must be in writing, addressed to Bank at its address or telecopy number set forth in the Credit Agreement, and addressed to Guarantor at the following address or telecopy number:

      GUARANTOR:        Thomas W. Itin
                        7001 Orchard Lane Road
                        Suite 424
                         West Bloomfield, MI 48322-3608
                           Telecopier: (248) 851-9080

or to such other address or telecopy number as either party may designate for itself/himself by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows: (a) five Business Days following deposit in the United States mails with first class postage prepaid,
(b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) upon receipt of notice given by telecopy, mailgram, telegram, telex or personal delivery.

      SECTION 6. No Waiver; Remedies. (a) No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Loan Documents.

      (b) Failure by Bank at any time or times hereafter to require strict performance by Borrower, Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by Borrower, Guarantor or such other Person and delivered to Bank shall not waive, affect or diminish any right of Bank at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of Bank or of any officer or employee of Bank.

      (c) No waiver by Bank of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Bank permitted hereunder shall in any way affect or impair any of Bank's rights or Guarantor's obligations under this Guaranty Agreement or under any of the Loan Documents. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Obligations shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

      SECTION 7. Right of Set-off. Subject to the limitations set forth herein, upon the occurrence and during the continuance of any Event of Default, Bank and its affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank or any of its affiliates to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty Agreement, irrespective of whether or not Bank or such affiliate shall have made any demand under this Guaranty Agreement and although such obligations may be contingent and unmatured. Bank agrees promptly to notify Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Bank may have.

      SECTION 8. Continuing Guaranty Agreement; Transfer of Notes. The guaranty set forth in Section 1 is a continuing guaranty and shall (a) remain in full force and effect until indefeasible payment in full, in cash, of the Obligations and all other amounts payable hereunder, (b) be binding upon Guarantor, his heirs, successors and assigns, and (c) inure to the benefit of and be enforceable by Bank and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), Bank may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to Bank herein or otherwise with respect to such of the Notes and Obligations so transferred or assigned.

      SECTION 9. Limitation of Guaranty Agreement. Anything to the contrary in this Guaranty Agreement notwithstanding, the maximum liability hereunder of Guarantor shall not at any time exceed $1,000,000 plus any and all expenses (including, without limitation, reasonable attorneys' fees and expenses, whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) reasonably incurred by Bank in enforcing any rights under this Guaranty Agreement. So long as no Event of Default exists or is continuing, Guarantor shall be released from any and all liability hereunder upon the first to occur of (i) the repayment in full of Term Loan II and of all interest and fees associated therewith or (ii) consummation of the sale or liquidation of Kenco Williams, Inc. on terms and conditions satisfactory to Bank.

      SECTION 10. Reinstatement. This Guaranty Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance has not been made. If any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      SECTION 11. Governing Law. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

      SECTION 12. Submission to Jurisdiction. GUARANTOR HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

      SECTION 13.  Arbitration.

      (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Guaranty Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty Agreement, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self help, ancillary or other remedies pursuant to this Guaranty Agreement or any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes shall submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in this Guaranty Agreement or any of the Loan Documents. The arbitration shall be conducted at a location in Oregon selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

      (c) No Waiver; Provisional Remedies; Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

      (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Oregon State Bar or retired judges of the state or federal judiciary of Oregon, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Oregon, (ii) may grant any remedy or relief that a court of the state of Oregon could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Oregon Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator not affiliated with any party, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators not affiliated with any party.

      (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Oregon, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Oregon. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Oregon.

      (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to this Guaranty Agreement or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

      SECTION 14. Miscellaneous. All references herein to Borrower or to Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower or Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

      SECTION 15.  Oregon Statutory Notice.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWERS' RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, Guarantor has signed this Guaranty Agreement as of July 11, 1997




                                 Thomas W. Itin